                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

         Filed by the Registrant [X]
         Filed by a Party other than the Registrant [_]

         Check the appropriate box:
         [_] Preliminary Proxy Statement                    [_] Confidential, for Use of the Commission
                                                                  Only (as permitted by Rule 14a-6(e)(2))
         [X] Definitive Proxy Statement
         [_] Definitive Additional Materials
         [_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 MediaBin, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as specified in Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
   [X]  No fee required.

   [_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        ________________________________________________________________________

   (2)  Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

   (4)  Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

   (5)  Total fee paid:

        ________________________________________________________________________

   [_]  Fee paid previously with preliminary materials.

        ________________________________________________________________________

   [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        ________________________________________________________________________

   (2)  Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

   (3)  Filing Party:

        ________________________________________________________________________

   (4)  Date Filed:

        ________________________________________________________________________
                                                                 Sched 14A Cover

                                 MEDIABIN, INC.
                          7 Piedmont Center, Suite 600
                           Atlanta, Georgia 30305-1530

                    ----------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held on June 14, 2002

                    ----------------------------------------

TO THE SHAREHOLDERS OF MEDIABIN, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of MediaBin, Inc., (the "Company") will be held on June 14, 2002, at 10:00 a.m. local time, in the fourth floor conference room at Rusel0kkvn. 26, Oslo, Norway, to consider and act upon the following matters:

     1. the election of eight directors to hold office until the 2003 Annual Meeting of Shareholders;

     2. a proposal to amend the Company's 2001 Stock Option Plan (the "Plan") to increase the number of Common Shares issuable under the Plan by 2,000,000 shares;

     3. a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending December 31, 2002; and

     4. such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on May 23, 2002, as the record date for the determination of the shareholders entitled to notice and to vote at, the annual meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof. A list of shareholders entitled to vote at the annual meeting will be open to examination for any purpose germane to the meeting, during ordinary business hours for a period of ten days before the meeting at the Company's offices at 7 Piedmont Center, Suite 600, Atlanta, Georgia 30305-1530, and during the meeting.

     Shareholders of record at the close of business on May 23, 2002, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     All shareholders are cordially invited to attend the meeting.

                                     By Order of the Board of Directors,
                                     /s/ Haines H. Hargrett
                                     Haines H. Hargrett
                                     Secretary

May 31, 2002
Atlanta, Georgia

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK, OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD OWNER A PROXY IN YOUR NAME.

                                 MEDIABIN, INC.
                          7 Piedmont Center, Suite 600
                           Atlanta, Georgia 30305-1530

                    ----------------------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held on June 14, 2002

                     ---------------------------------------

General

       This Proxy Statement and the enclosed proxy card are furnished on behalf of the Board of Directors of MediaBin, Inc., a Georgia corporation (the "Company") for use at the annual meeting of Shareholders to be held on June 14, 2002, at 10:00 a.m. local time in Oslo, Norway, (the "Annual Meeting") or at any adjournment or postponement of that meeting, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held in the fourth floor conference room at Rusel0kkvn. 26, Oslo, Norway. The Company intends to mail this Proxy Statement and the accompanying Proxy card on or about May 31, 2002, to all shareholders entitled to vote at the Annual Meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Meeting. A shareholder may revoke a proxy at any time before it is exercised by giving written notice to that effect to the Secretary of the Company.

       As used in this Proxy Statement, the term the "Company" refers to MediaBin, Inc. and its subsidiary, unless the context otherwise requires.

Shareholders Entitled to Vote

       The Board of Directors has fixed May 23, 2002, as the record date for determining shareholders who are entitled to vote at the Annual Meeting. At the close of business on May 15, 2002, there were outstanding and entitled to vote 17,529,607 shares of common stock of the Company, $.01 par value per share ("Common Stock"). Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

       The holders of at least a majority of the total shares of Common Stock outstanding on the record date, whether present at the Annual Meeting or in person, or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each shareholder who signs and returns the enclosed proxy card will be counted for the purposes of determining the presence of a quorum at the Annual Meeting, whether or not the shareholder abstains on all matters or any matter to be acted on at the Annual Meeting. Abstentions and broker non-votes will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

Solicitation

       The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing, and mailing of this Proxy Statement and the accompanying proxy card. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners.

Revocability of Proxies

       Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted by giving written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the

Company, or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Counting of Votes

       The affirmative vote of the holders of a plurality of the votes cast at the Annual Meeting is required for the election of directors at the Annual Meeting. ("Plurality" means that more votes must be cast in favor of the director nominee than those cast against him.) Accordingly, the withholding of authority by a shareholder (including broker non-votes) will not be counted in computing a plurality and thus will have no effect on the vote. The affirmative vote of holders of a majority of the votes cast at the Annual Meeting is required for the approval of all other proposals. Shares of Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the meeting, regardless of how or whether such shares are voted on any specific proposal. Each proxy card will be voted in accordance with the shareholder's directions. Abstentions with respect to any matter to be voted upon at the Annual Meeting will have the same effect as a vote against these proposals. When the enclosed proxy card is properly signed and returned, the shares that it represents will be voted at the Annual Meeting in accordance with the instructions noted thereon. In the absence of such instructions, the shares represented by a signed proxy card will be voted in favor of the nominees for election to the Board of Directors. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative notes, abstentions, and broker non-votes.

                              OVERVIEW OF PROPOSALS

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

       The Board of Directors currently consists of four directors. The Company currently maintains four vacancies on its Board of Directors. The Board of Directors has recommended to the shareholders eight nominees for election to the Board of Directors, including the four persons who currently serve on the Board of Directors and four additional persons to fill the vacancies on the Board of Directors. There are no family relationships between any of the directors, nominees or executive officers of the Company.

       If elected at the Annual Meeting, each of the nominees would serve until the Annual Meeting to be held in 2003 and until his successor is duly elected and qualified, or until such director's earlier death, resignation, or removal.

       Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may select. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

       The Company's Board of Directors recommends a vote FOR the named nominees.

Nominees to Serve as Directors Until the 2003 Annual Meeting

John C. Bacon

       Mr. Bacon, age 56, has served as Chairman of the Board since November 2001. He joined the Company in March 1997 as Senior Vice President/General Manager, was named Executive Vice President and Chief Operating Officer in August 1997, and served as President and Chief Executive Officer from February 1998 to September 2001. From September 2001 until present, Mr. Bacon has served as President of Venturos Capital Advisors, an investment advisory firm. From 1989 until 1997, Mr. Bacon served in various positions, including President, Chief Executive Officer, and Director with XcelleNet, Inc., a publicly traded remote access software company. Mr. Bacon obtained a BSIE degree from the Georgia Institute of Technology and has performed graduate and advanced management development work at Georgia State University, Harvard Business School, and the Wharton School of Business.

Erik Engebretsen

       Mr. Engebretsen, age 53, has served as Managing Director of Gezina AS, a Norwegian investment and venture capital company, since August 2001. He held senior management positions at Tandberg Television ASA, a digital broadband technology company, from September 1999 through July 2001 and served as CEO of Adelsten ASA from September 1996 through May 1999. He has served as Chairman of PhotoCure ASA, a pharmaceutical and medical devices company, and Vice Chairman of Tandberg Television ASA. Mr. Engebretsen holds a Sivilokonom degree from the Norwegian School of Management and an M.B.A. and M.S. from the University of Wisconsin - Madison.

John R. Festa

       Mr. Festa, age 49, currently serves as Vice-Chairman of the Board of Directors and has served as a director of the Company since May 1994. Mr Festa served as the Company's Chief Executive Officer from May 1994 until February 1998. He has served as CEO of CareCentric since 2001, a software company servicing the home healthcare market. From 1998 through 2001 he served as Managing Director of EGL Holdings, Inc., a buyout venture investment firm. From 1984 until May 1994, Mr. Festa served as President, Chief Executive Officer, and Chairman of BUYPASS Corporation, a financial transaction processing services company. Prior to joining BUYPASS Corporation, Mr. Festa held several positions with American Express Company, including Vice President - Point of Sale Services, Director - International Market/Product Development, and Director - Office of Strategic Development. Mr. Festa attended Valparaiso University.

Terje Mikalsen

       Mr. Mikalsen, age 61, has been a Director of the Company since April 1996. Mr. Mikalsen has served as Chairman of Venturos AS, a Norwegian venture capital firm, since January 2000. He was Chairman of Mosvold Farsund AS, a Norwegian venture capital firm, from September 1983 through December 1999. Mr. Mikalsen formerly held the position of Chairman of the following publicly-traded Norwegian companies: Norsk Data AS until 1993, Hafslund Nycomed ASA until 1996, and Maritime Hydraulics AS until 1987, and he currently holds several other directorships. Mr. Mikalsen is also a member of the Norwegian Government's Advisory Board on industrial policies and the Norwegian Technical Scientific Academy and Norsk Investorforum, an association of Norwegian private investors. Mr. Mikalsen holds a Master of Science degree from Norges Tekniske H0yskole.

David P. Moran

       Mr. Moran, age 40 has served as President and Chief Executive Officer of the Company since September 2001. From August 2000 to September 2001 he served as Chief Operating Officer with Eftia OSS Solutions, a provider of solutions to the telecom industry. From March 2000 to August 2000, he served as Executive Vice President Worldwide Sales for Customer Analytics Inc., a Dallas-based provider of CRM solutions to mid-sized banking institutions. From June 1995 to March 2000, Mr. Moran held business and sales management positions of increasing responsibility with Prism Solutions Inc., a data warehouse vendor. During that period, Prism Solutions was acquired by Ardent Software, which was subsequently acquired by Informix Corp. Mr. Moran holds a Masters Degree in Computer Science from Trinity College, Dublin.

Arild Nilsen

       Mr. Nilsen, age 37, has served as Investment Director with Glastad Invest AS, a Norwegian investment firm, since June 2001. From January 2001 to March 2001, Mr. Nilsen served as an Investment Director with Centra Capital AS. From January 1995 until December 1999, Mr. Nilsen held positions as Operations Director, Technical Director and Market Director with NetCom GSM AS, a large private mobile phone operator in Norway. From February 1992 until December 1994, Mr. Nilsen served as a management consultant with McKinsey & Company, an international consulting company. Mr. Nilsen currently serves on the Board of Directors of Toumaz Technology Ltd. He holds an M.S.c. degree in Electronics from NTNU in Norway and an M.B.A. degree from INSEAD.

Asmund R. Slogedal

       Mr. Slogedal, age 64, has served as Director of the Company since August 1991, and was Chairman of the Board of Directors from August 1994 through November 2001. Mr. Slogedal also has served as the Company's Chief Financial Officer from May 1991 until September 1994. Mr. Sl0gedal has been Senior Partner with Venturos AS, a Norwegian venture capital firm, since May 2001. He was Managing Director of Venturos Management KS, an affiliate of Venturos AS, from January 2000 through May 2001. From April 1999 through December 1999, he served as Managing Director of Mosvold Farsund AS, another Norwegian venture capital firm. From April 1989 until December 1999, he was a partner in the Norway-based venture capital firm Teknoinvest Management AS. Prior to then, he held various senior management positions with Norsk Data AS, including Senior Vice President Operations and Vice President International Operations. Presently, Mr. Slogedal serves on the board of several Norwegian and U.S.-based technology companies. Mr. Slogedal holds a B.S. degree in Engineering from Purdue University.

Steven Yung

       Mr. Yung, age 51, currently serves as Chairman of the Board of Clear Media Limited, an advertising media company. From 1998 to 2001, Mr. Yung served as President and, from 1996 to 1998 as Regional Managing Director of ACNielsen Media International, a media and market surveying company. From 1994 to 1996, Mr. Yung served as Director of Dairy Farm International, Asia's largest retailer. From 1984 to 1994, Mr. Yung held senior management positions with The Coca-Cola Company. Mr. Yung is a member of the Board of C.A.S.B.A.A., an industry association organized by cable and satellite broadcasters in Asia, including AOL Time Warner, Inc., Viacom International, Inc., News Corporation, and The Walt Disney Company.

Board of Directors Meetings and Committees

       During the year ended December 31, 2001, the Board of Directors of the Company held eight meetings, including written actions in lieu of meetings. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which he served, in each case during the periods that he served.

       The Company's Board of Directors has established a Compensation Committee and an Audit Committee. Messrs. Slogedal and Festa currently comprise the members of the Compensation Committee and Messrs. Festa and Mikalsen currently comprise the members of the Audit Committee. The Compensation Committee is responsible for reviewing and recommending salaries, bonuses, and other compensation for the Company's executive officers. The Compensation Committee also is responsible for administering the Company's stock option plans and for establishing the terms and conditions of all stock options granted under these plans. The Compensation Committee held two meetings during the year ended December 31, 2001. The Audit Committee is responsible for recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, monitoring the Company's financial policies and control procedures, reviewing and discussing the audited financial statements with management, and reviewing and monitoring the provisions of non-audit services by the Company's auditors. The Audit Committee held one meeting during the year ended December 31, 2001.

       The Company does not have a standing nominating committee.

Directors' Compensation

       The Company's directors who are not also employees of the Company ("Non-employee Directors") currently receive no cash compensation from the Company, but are reimbursed for their out-of-pocket expenses for attending each meeting of the Board of Directors. Directors who are officers or employees of the Company do not receive any additional compensation for their services as directors. Non-employee Directors are eligible to receive options under the Company's Amended and Restated 1994 Directors Stock Option Plan and the Company's 2001 Stock Option Plan.

       The Board of Directors recommends that the shareholders vote FOR the election of each of the eight nominees to the board of directors.

                                   PROPOSAL 2
                       AMENDMENT TO 2001 STOCK OPTION PLAN

         The Board of Directors of the Company has adopted, subject to the approval of the shareholders, an amendment to the Company's 2001 Stock Option Plan (the "2001 Option Plan") (i) to increase the number of shares of Common Stock reserved for issuance under the 2001 Option Plan by 2,000,000 shares.

Description of Proposed Amendment and Reasons for Changes

         An aggregate of 6,174,492 shares of Common Stock have been reserved for issuance under the Company's 1994 Amended and Restated Stock Option Plan (the "1994 Plan") and the 2001 Option Plan. As of May 14, 2002, 110,592 shares of Common Stock have been issued upon the exercise of options granted under the 1994 Plan and no shares have been issued upon the exercise of options granted under the 2001 Option Plan. As of May 14, 2002, there were 4,124,800 shares of Common Stock subject to outstanding options granted under the 1994 Plan and 1,172,000 shares of Common Stock subject to outstanding options granted under the 2001 Option Plan.

         Originally, 5,400,000 shares of Common Stock were reserved for issuance under the 1994 Plan. In May 2001, the Company approved the 2001 Option Plan. In approving the 2001 Option Plan, the Company reserved for issuance under such plan 774,492 shares of Common Stock, plus all shares that were reserved for issuance under the 1994 Plan and (i) which have not been issued, or (ii) which are not subject to outstanding options, or (iii) which are presently subject to outstanding options but which subsequently become unexercisable, through cancellation or expiration of such options or otherwise. At the same time, the Company determined that no additional options would be granted under the 1994 Plan. As of May 14, 2002, 767,100 shares of Common Stock are available for grant under the 2001 Option Plan.

         If the amendment to the 2001 Option Plan is approved, the number of shares reserved for issuance under the 2001 Option Plan would be increased by 2,000,000 shares such that the total number of shares of Common Stock reserved for issuance under the 2001 Option Plan will be 2,774,492 shares, plus all shares that were reserved for issuance under the 1994 Plan which are presently subject to outstanding options but which subsequently become unexercisable, through cancellation or expiration of such options or otherwise.

         The 2001 Option Plan is an essential part of the Company's compensation and reward program for its employees because awards under the 2001 Option Plan permit employees to benefit from the Company's growth and financial performance. The Board of Directors believes that it is in the best interests of the Company to authorize additional shares under the 2001 Option Plan to continue to provide employees compensation and reward for their efforts to accomplish the Company's long-term and short-term goals.

         The major features of the 2001 Option Plan as proposed to be amended are summarized below. A copy of the 2001 Option Plan may be obtained from the Company.

Description of 2001 Option Plan

         The purpose of the 2001 Option Plan is to provide incentives for employees and key persons to promote the success of the Company and to enhance the Company's ability to attract and retain the services of such persons. Options granted under the 2001 Option Plan may be either (i) options intended to qualify as "incentive stock options" under Section 422 of the Code, or (ii) non-qualified stock options. Stock options may be granted under the 2001 Option Plan for all employees and key persons of the Company.

         The 2001 Option Plan is administered by the Board of Directors or by the Compensation Committee, in whole or in part, as delegated by the Board. The Board of Directors has the authority to determine exercise prices applicable to the options, the eligible employees or key persons to whom options may be granted, the number of shares of Common Stock subject to each option, and the extent to which options may be exercisable. Options granted under the 2001 Option Plan generally vest over three years. No option is transferable by the optionee other than by will or the laws of descent and distribution or as a bona fide gift and each option is exercisable during the lifetime of the optionee only by such optionee or donee. Any incentive stock option that is granted under the 2001 Option Plan may not be granted at a price less than the fair market value of the Company's Common Stock on the date of grant (or less than 110% of fair market value in the case of holders of 10% or more of the total combined voting power of all classes of stock of the Company or a subsidiary or parent of the Company). Non-qualified stock options may be granted at the exercise price established by the Board of Directors, which may be less than the fair market value of the Company stock on the date of grant. Each option granted under the 2001 Option Plan is exercisable for a period not to exceed ten years from the date of grant (or, with respect to incentive stock options, five years in the case of a holder of more than 10% of the total combined power of all classes of stock of the Company or of a subsidiary or parent of the Company) and shall lapse upon expiration of such period, or earlier after a designated period of time following termination of the recipient's employment with the Company, or as determined by the Board of Directors.

Federal Income Tax Consequences

         Federal tax consequences to the Company and to participants of awards of options will vary with the type of option awarded and the timing of the participant's disposition of Common Stock purchased through the exercise of options. A participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive stock option or non-qualified option under the 2001 Option Plan. If the participant holds the Common Stock acquired through the exercise of an incentive stock option for at least two years after the date of grant of the option and one year after exercising the option, and at all times from the date of the grant of such option until the day three months prior to the exercise of such option he or she was an employee of the Company, he or she generally will not recognize ordinary income on the purchase or disposition of Common Stock. The inherent spread between the exercise price and fair market value is an item of tax preference, however, for purposes of computing the participant's liability for alternative minimum tax. Any gain or loss on the sale of the Common Stock after the required holding periods, calculated using the exercise price paid as the basis in the acquired shares, will be subject to capital gains treatment. A participant who disposes of the Common Stock before these holding periods are satisfied will have engaged in a "disqualifying disposition" and will recognize taxable compensation income, at the time of disposition of the Common Stock, equal to the difference between the exercise price of the incentive stock option and the fair market value of the Common Stock at the time the incentive stock option was exercised. The participant's basis in the Common Stock for purposes of calculating gain in a disqualifying disposition is increased to its fair market value as of the date of exercise. The participant will also be subject to tax on capital gain, if any, upon the sale of the Common Stock in a disqualifying disposition, equal to the amount realized in excess of the increased basis. Generally, the Company is not entitled to a tax deduction under the grant of an option or the exercise of an incentive stock option under the 2001 Option Plan. However, if the participant engages in a disqualifying disposition, the Company may take a tax deduction equal to the amount of ordinary income recognized by the participant.

         Upon exercise of a non-qualified stock option, the participant recognizes taxable compensation equal to the difference between the fair market value of the Common Stock and the exercise price paid under the non-qualified stock option. The Company is entitled to deduct this amount for tax purposes, provided that the Company timely reports to the Internal Revenue Service (generally through the W-2 or a Form 1099, as applicable) the compensation income deemed received by the participant. The participant is also subject to capital gains treatment on the subsequent sale of the Common Stock acquired through the exercise of an option, with the participant's holding period of the Common Stock determining whether short-term or long-term capital gains treatment will apply. Corporate income tax deductions for reasonable compensation paid to the Chief Executive Officer and the four other highest paid officers of the Company, since it is subject to the reporting requirements of Section 12 of the Exchange Act, are limited to $1 million per year under Section 162(m) of the Code, with certain exceptions. Amounts taxed as compensation income upon the exercise of a non-qualified stock option or the disqualifying disposition of shares purchased through the exercise of an incentive stock option are included in the $1 million limit unless certain procedures are implemented. The 2001 Option Plan requires that any grants of stock options to the Chief Executive Officer or four other highest paid officers of the Company be made by a compensation committee composed of two or more outside directors and limits the number of options which could be granted to any employee during a twelve-month period.

         The Board of Directors of the Company recommends a vote FOR the Amendment to the Company's 2001 Option Plan.

                                   PROPOSAL 3
                              INDEPENDENT AUDITORS

         Subject to the ratification by the Shareholders, the Board of Directors has selected, for the year ending December 31, 2002, the firm of PricewaterhouseCoopers LLP as independent auditors for the Company. If the Shareholders do not ratify the selection of PricewaterhouseCoopers, the Board of Directors will reconsider the matter. A representative of PricewaterhouseCoopers is not expected to be present at the Annual Meeting of Shareholders.

         The Company engaged PricewaterhouseCoopers to serve as its independent auditors on February 21, 2002, following the resignation of Ernst & Young LLP on January 15, 2002. Ernst & Young's reports on the Company's financial statements for fiscal years 2000 and 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that its report for the fiscal year ending December 31, 2000, includes an explanatory paragraph that describes uncertainty over the Company's ability to continue as a going concern as described in Note 1 to the consolidated financial statements.

         During the years ended December 31, 2001 and 2000, and through the date hereof, there were no disagreements with Ernst & Young on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure that, if not resolved to Ernst & Young's satisfaction, would have caused it to make reference to the subject matter in connection with its report on the Company's financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

         During the two most recent fiscal years and through the date of engagement, the Company has not consulted with PricewaterhouseCoopers on items regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) with the Company's former auditor or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Audit Fees

         The aggregate fees billed by independent auditors for professional services rendered in connection with the audit of the Company's financial statements included in the Company's Annual Report on Form 10-K for fiscal year 2001, as well as for the review of the Company's financial statements included in the Company's Quarterly Reports on Form 10-Q during fiscal year 2001 totaled approximately $87,400. The Company paid approximately $65,900 to PricewaterhouseCoopers LLP and $21,500 to Ernst & Young.

Financial Information Systems Design and Implementation Fees

         No fees other than those described above under the caption "Audit Fees" and those described below under the caption "All Other Fees" were billed to the Company by the Company's independent auditors for professional services in fiscal year 2001.

All Other Fees

         The aggregate fees billed by independent auditors for professional services rendered other than as stated under the captions Audit Fees and Financial Information Systems Design and Implementation Fees above were approximately $12,200, all of which were paid to Ernst & Young. The Audit Committee of the Board of Directors considers the provision of these services to be compatible with maintaining the independence of the independent auditors.

         The Board of Directors of the Company recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as independent auditors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of May 15, 2002, the beneficial ownership of the Company's outstanding Common Stock of (i) each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) the Company's Chief Executive Officer(s) and each of the four most highly compensated executive officers of the Company during 2001, (iii) each director and nominee of the Company, and (iv) all executive officers and directors as a group:

                                                        Common Stock Beneficially Owned/(2)/
                                               ------------------------------------------------------
Name and Address of                              Number of Shares of
Beneficial Owners/(1)/                               Common Stock             Percentage of Class
--------------------------------------------   -----------------------    ---------------------------
David P. Moran/(3)/                                       250,000                      *
John C. Bacon/(4)/                                      1,300,000                    6.9%
Erik Engebretsen                                                0                      *
John R. Festa/(5)/                                        830,100                    4.5%
Terje Mikalsen/(6)/                                     3,650,000                   20.8%
Arild Nilsen                                                    0                      *
Asmund R. Slogedal/(7)/                                   148,000                      *
Steven Yung                                                     0                      *
David G. Gibson/(8)/                                      148,400                      *
Haines H. Hargrett/(9)/                                   146,700                      *
Ernest W. Quarles/(10)/                                   136,600                      *
Burton M. Smith/(11)/                                     150,000                      *
Venturos AS/(12)/                                       3,650,000                   20.8%
Glastad Holding, Ltd.                                   2,139,700                   12.2%
Brovigtank A/S                                          1,357,700                    7.7%
All executive officers and directors
  as a group (15 persons)/(13)/..............           7,008,100                   33.5%

---------------------
*Less than 1% of the outstanding Common Stock
 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 17,529,607 shares of Common Stock outstanding as of May 15, 2002. The business address of each beneficial owner other than Venturos AS, Glastad Holding Limited, and Brovigtank A/S, is c/o MediaBin, Inc., 7 Piedmont Center Suite 600, Atlanta, Georgia 30305-1530. The business address of Venturos AS is P.O. Box 113, 4551 Farsund, Norway. The business address of Glastad Holding, Ltd. is 10 Stratton Street, 4th Floor, London WIX 4EJ, England. The business address of Brovigtank A/S is Radhusgt-5B, 0151 Oslo, Norway.
 (2) Includes shares of Common Stock subject to options that may be exercised within 60 days of May 15, 2002. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person shown in the table.
 (3)  Includes options to purchase 250,000 shares of Common Stock.
 (4)  Includes options to purchase 1,300,000 shares of Common Stock.
 (5)  Includes options to purchase 830,100 shares of Common Stock.
 (6) Includes 3,300,000 shares held by Venturos AS and 350,000 shares held by Teto Invest V AS, as to which Mr. Mikalsen disclaims ownership.
 (7)  Includes options to purchase 40,000 shares of Common Stock.
 (8)  Includes options to purchase 148,400 shares of Common Stock.
 (9)  Includes options to purchase 121,700 shares of Common Stock.
 (10) Includes options to purchase 133,600 shares of Common Stock.
 (11) Includes options to purchase 145,000 shares of Common Stock.
 (12) Includes 350,000 shares held by Teto Invest V AS, an affiliate of Venturos AS, as to which Venturos disclaims ownership.
 (13) Includes options to purchase 3,202,100 shares of Common Stock.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities and Exchange Act of 1934, as amended ("Exchange Act"), requires the Company's officers and directors and persons who own more than 10% of the Common Stock to file reports of beneficial ownership and changes in beneficial ownership of Common Stock and any other equity securities of the Company with the Securities and Exchange Commission. Officers, directors, and greater than 10% shareholders are required by the Securities and Exchange Commission to furnish the Company with copies of all such forms they file.

         Based solely on a review of the copies of the forms that it has received, the Company believes that its officers, directors, and greater than 10% beneficial owners complied with all of the Section 16(a) filing requirements in 2001.

                               EXECUTIVE OFFICERS

         In addition to the individuals who currently serve, or are nominated to serve, on the Company's Board of Directors who are also executive officers of the Company, the following individuals presently serve as executive officers of the Company:

Robert B. Estes

         Mr. Estes, age 47, has served as the Company's Vice President of Product Marketing since September 2001. He served as the Company's Director of Product Management from July 1999 to September 2001, and he served as Senior Product Manager from January 1998 to June 1999. From March 1990 through July 1997, Mr. Estes served in various senior management positions with XcelleNet, Inc., a publicly-traded access software company. Mr. Estes has a B.S. degree in Industrial Management from Georgia Institute of Technology and has performed graduate work in Finance at Georgia State University.

David G. Gibson

         Mr. Gibson, age 43, has served as the Company's Vice President of Sales since February 1998. He served as the Company's Director of OEM Sales from August 1997 to February 1998. From July 1995 to August 1997, Mr. Gibson served as a Regional Sales Manager for the Company. From June 1986 to July 1995, Mr. Gibson held various sales management, marketing and business management positions with Integraph Corporation, a developer of computer-aided designing and drafting systems. Mr. Gibson has a B.S. degree in Engineering from Tennessee Technological University.

Haines H. Hargrett

         Mr. Hargrett, age 59, has served as the Company's Chief Financial Officer, Secretary, and Treasurer since September 1997. From 1994 to 1997, he was Chief Financial Officer/Treasurer of Medifax, Inc., a high technology medical transcription company. From 1992 to 1994, he was Chief Financial Officer for Park `N Fly, Inc., a company involved in developing and managing parking facilities near major-city airports. Mr. Hargrett holds a B.A. in Economics from Duke University and an M.B.A. in Finance from Indiana University.

Christopher D. Lynn

         Mr. Lynn, age 51, has served as the Company's Vice President of Marketing since October 2001. He served as the Company's Vice President of Business Development from October 1999 until October 2001, and served as the Company's Vice President of Printing and Publishing from April 1999 to October 1999. From 1997 to 1999, he was a partner and co-owner of Scott Hillam Associates, a consulting business engaged in international marketing of technology products. From 1994 to 1997, Mr. Lynn served as President of Cosa Technology, Inc., a subsidiary of Hagemayer Cosa Liebemann, Ltd., for which he was Vice President from 1991 through 1994. Prior to that Mr. Lynn held various management positions with Crosfield Electronics Ltd. of the United Kingdom. Mr. Lynn is a Chartered Engineer and holds a degree in Electronics from Southampton University in England.

Ernest W. Quarles

         Mr. Quarles, age 40, has served as the Company's Vice President of Development since July 1999. From 1991 through July 1999, he served in various capacities with the Company, including Product Development Manager, Project Manager, Software Engineer and Project Engineer. From 1989 to 1991, Mr. Quarles worked as a software design engineer at Cross Systems, Inc., a designer of internet information systems, and from 1986 to 1989, he was a design engineer at Rockwell International, Missile Systems Division. Mr. Quarles completed a dual-degree program at Morehouse College and the Georgia Institute of Technology where he received degrees in Physics and Electrical Engineering. He also holds an M.B.A. from Georgia State University.

Burton M. Smith

         Mr. Smith, age 46, has served as the Company's Vice President of Strategic Alliances since October 2001. He served as the Company's Vice President of Marketing from February 1998 until October 2001, and served as the Company's Director of Marketing from June 1997 through February 1998. From July 1995 to June 1997, Mr. Smith served as Regional Sales Manager for the Company. From February 1984 to July 1995, Mr. Smith held various sales management and marketing positions with Integraph Corporation, a developer of computer-aided designing and drafting systems. Mr. Smith has a Bachelor of Electrical Engineering degree from the Georgia Institute of Technology.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth certain summary information with respect to the compensation earned for services rendered by the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") for the fiscal years ended December 31, 2001, 2000 and 1999.

                           Summary Compensation Table

                                                                                Long-Term
                                                 Annual Compensation      Compensation Awards
                                               ------------------------  ----------------------
                                                                          Number of Securities
     Name and Principal Position       Year      Salary     Bonus/(1)/     Underlying Options
     ------------------------------  --------  ----------  ------------  ----------------------
     David P. Moran/(2)/               2001     $ 92,000     $ 65,000          1,000,000
        President and Chief            2000            0            0                  0
              Executive Officer        1999            0            0                  0

     John C. Bacon/(3)/                2001      250,000            0                  0
       Chairman, Director              2000      285,000            0                  0
         former President & CEO        1999      285,000            0                  0

     David G. Gibson                   2001      131,000       74,000             40,000
        Vice President - Sales         2000      105,000       45,000             45,000
                                       1999      105,000       58,000             25,000

     Burton M. Smith                   2001      153,000       24,000             30,000
        Vice President - Strategic     2000      132,000       37,000             45,000
              Alliances                1999      125,000       45,000             25,000

     Haines H. Hargrett                2001      143,000       14,000             40,000
         Chief Financial Officer,      2000      134,000       11,000             35,000
              Secretary & Treasurer    1999      134,000            0             25,000


     Ernest W. Quarles                 2001      132,000       33,000             50,000
        Vice President -               2000      109,000       20,000             65,000
             Development               1999      102,000       13,000             55,000

_______________________
/(1)/ Bonuses are for services rendered in the fiscal year indicated. In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year.

/(2)/ Mr. Moran joined the Company in September 2001 as President and Chief
      Executive Officer.
/(3)/ Mr. Bacon resigned from his position as President and Chief Executive
      Officer in September 2001. Mr. Bacon continues to serve as one of the Company's Directors, and was elected as Chairman of the Board in September 2001.

Option Grants in Last Fiscal Year

         The following table sets forth information concerning options granted to the Named Executive Officers during the year ended December 31, 2001:

                                                              Individual Grants
                            Number of         Percent of                                     Potential Realizable
                            Securities      Total Options                                  Value at Assumed Annual
                            Underlying        Granted to     Exercise or                  Rates of Appreciation for
                             Options          Employees      Base Price      Expiration        Option Term /(2)/
          Name               Granted           In 2001      Per Share /(1)/     Date           5%              10%
          ----               -------           -------      --------------   ----------        --              ---
David P. Moran /(3)/      1,000,000/(1)/         66%          $   0.89          9/3/11       559,716        1,418,431
John C. Bacon                     0               0%              0.00           na               na               na
Burton M. Smith              30,000/(2)/          2%              1.85         2/15/11        34,904           88,453
David G. Gibson              40,000/(2)/          3%              1.85         2/15/11        46,538          117,937
Haines H. Hargrett           40,000/(2)/          3%              1.85         2/15/11        46,538          117,937
Ernest W. Quarles            50,000/(2)/          3%              1.85         2/15/11        58,173          147,421

_______________________
/(1)/ Options were granted with an exercise price equal to or above the fair market value of the Common Stock on the date of grant as determined by the Board of Directors.

/(2)/ This column shows the hypothetical gain or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full terms of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. Actual gains, if any, are dependent upon the timing of exercise and the future performance of the Company's Common Stock.

/(3)/ Mr. Moran joined the Company in September 2001 as President and Chief
      Executive Officer.

Option Exercises in Last Fiscal Year and Year-End Option Values

         The following table sets forth the aggregate dollar value of all options exercised and the total number of unexercised options held by the Named Executive Officers, on December 31, 2001:

                                             Number of Securities Underlying       Value of Unexercised
                         Shares                   Unexercised Options at         In-the-Money Options at
                        Acquired    Value           December 31, 2001              December 31, 2001 /(1)/
                                             -------------------------------    --------------------------
      Name            on Exercise  Realized    Exercisable   Unexercisable      Exercisable  Unexercisable
      ----            -----------  --------    -----------   -------------      -----------  -------------
David P. Moran             0          0         1,000,000                0           0             0
John C. Bacon              0          0         1,300,000                0           0             0
Burton M. Smith            0          0           145,000           75,000           0             0
David G. Gibson            0          0           148,000           42,000           0             0
Haines H. Hargrett         0          0           122,000           38,000           0             0
Ernest W. Quarles          0          0           134,000           55,000           0             0

___________________________
/(1)/ The closing price for the Company's Common Stock as reported by the Oslo
      Stock Exchange on December 31, 2001 was $0.38. Therefore, none of the options held by the Named Executive Officers were in-the-money as of December 31, 2001.

Employment Contracts and Termination and Change-in-Control Arrangements

         In September 2001, the Company entered into an employment agreement with Mr. Moran, who serves as the Company's President and Chief Executive Officer. The employment agreement provides for a base salary of $275,000 per annum, a signing bonus, which was paid upon his joining the Company of $25,000, and annual bonuses to be paid upon the accomplishment of goals as established by the Board of Directors. Pursuant to the Agreement, Mr. Moran was granted a stock option pursuant to the Company's 2001 Stock Option Plan to acquire

1,000,000 shares of Common Stock, vesting ratably over a three-year period at the exercise price per share of the Company's Common Stock equal to the closing price of the Company's Common Stock traded on the Oslo Stock Exchange as of the date of his employment, $0.69 per share. The agreement further provides that Mr. Moran is entitled to receive a cash bonus in the event of a Change in Control as defined in the agreement. The term of the employment agreement is two years. If the Company terminates Mr. Moran's employment without cause prior to the expiration of the employment agreement, the Company would be required to continue to pay Mr. Moran an amount equal to his monthly salary at the then current rate for a period of 12 months.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Company's Board of Directors has established the Compensation Committee of the Board to assist the Board in its administration of the Company's compensation programs. The Committee is comprised of two directors:
John R. Festa and Asmund R. Sl0gedal. The Committee is responsible for: (i) recommending the most effective total executive compensation strategy based upon the Company's business needs and consistent with shareholders' interests; (ii) monitoring corporate performance and its relationship to compensation of executive officers; and (iii) making appropriate recommendations concerning matters of executive compensation.

Compensation Philosophy

         The policies of the Board and the Committee with respect to executive officers, including the Chief Executive Officer, are to provide compensation sufficient to attract, motivate, and retain executives of outstanding ability and potential. To emphasize sustained performance of the Company's executive officers, the Board has considered ways to align executive compensation with the creation of shareholder value. The Board's policies are implemented using a mix of the following key elements:

         1. The Company pays base salaries that are generally competitive with other leading software companies with which it competes for talent. To ensure that its salaries are sufficient to attract and retain highly qualified executives and other key employees, the Company regularly compares its salaries with those of its competitors and sets salary parameters based on this review;

         2. The Company pays cash bonuses based on the achievement of financial and operating goals and high levels of performance; and

         3. The Company provides significant equity-based incentives pursuant to its 2001 Option Plan to ensure that the Company's executive officers, directors and key employees are motivated to achieve the Company's long-term goals.

Base Salary

         The Committee recognizes the importance of maintaining compensation practices and levels of compensation competitive with other leading software companies with which the Company competes for personnel. Base salary represents the fixed component of the executive compensation program. Base salary levels are established based on an annual review of executive salary levels at similar software companies and on the basis of individual performance. Periodic increases in base salary are the result of individual contributions evaluated against established annual long-term performance objectives and an annual salary survey of comparable companies in the Company's industry. Base salaries for some of the Company's executives were increased during 2001 and the Company believes the salaries are competitive with those paid at comparable companies.

Cash Bonuses

         Cash bonus awards are another component of the Company's compensation program and are designed to reward the Company's executives and other senior managers for assisting the Company in achieving its operational goals through exemplary individual performance. Bonuses, if any, are both linked to the achievement of specified individual and corporate goals as well as a review of personal performance that is determined at the discretion of the Board or the Committee.

Equity Compensation

       The 2001 Option Plan has been established to provide all employees, including the Company's executive officers, with an opportunity to share, along with the Company's shareholders, in the Company's long-term performance. The Committee strongly believes that a primary goal of the compensation program should be to provide key employees who have significant responsibility for the Company's management, growth, and future success with an opportunity to increase their ownership of the Company and potentially gain financially from increases in the price of the Company's Common Stock. The interests of shareholders, executives, and employees should thereby be closely aligned. The exercise price of incentive stock options granted under the 2001 Option Plan must be at least equal to fair market value at the date of grant, whereas non-qualified stock options granted under these plans may be at an exercise price less than the fair market value of the Common Stock on the date of the grant. The options generally vest over a period of three years and expire not more than ten years from the date of grant.

Chief Executive Officer Compensation

       The Committee uses the procedures described above in recommending the annual salary, bonus, and stock option awards for the Company's Chief Executive Officer. David Moran was elected as the Company's Chief Executive Officer effective September 2001. Pursuant to Mr. Moran's employment agreement with the Company, he receives $275,000 in annual base salary. Also, pursuant to his employment agreement, Mr. Moran received a bonus of $25,000 that was paid upon his joining the Company in September 2001. In addition, Mr. Moran is entitled to receive a cash bonus in the event of a Change in Control of the Company (as defined by Mr. Moran's employment agreement).

       John C. Bacon was elected as the Company's Chief Executive Officer effective February 1998 and served until September 2001. Pursuant to Mr. Bacon's employment agreement with the Company, he received $191,000 in annual base salary through August 2001. Mr. Bacon's 2001 compensation package was appropriate and consistent with his performance during 2001, as well as within the range of comparable companies.

       Under the Company's executive compensation program, the total compensation mix for senior executives emphasizes long-term rewards in the form of stock options. See "Executive Compensation -- Option Grants in Last Fiscal Year" and "--Employment Contracts and Termination and Change-in-Control Arrangements" elsewhere herein for information concerning options granted to the Company's executive officers during 2001.

       Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" with the meaning of the Code. The Committee has determined to satisfy the requirements for "performance-based compensation" with respect to compensation awarded to its Named Executive Officers whenever possible and to the extent then practicable.

                                            Compensation Committee
                                                     John R. Festa
                                                     Asmund R. Slogedal.

                          REPORT OF THE AUDIT COMMITTEE

       This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

       The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal control. The Audit Committee currently consists of Messrs. Festa and Mikalsen. The Oslo Stock Exchange, on which the Company's Common Stock is traded, has no specific audit committee requirements. Mr. Mikalsen is the only member of the Audit Committee who meets the independence requirements of The NASDAQ Stock Market, Inc. Mr. Festa is a former employee of the Company. During fiscal 2000, the Audit Committee of the Board of Directors developed a charter for the Committee, which was approved by both the Audit

Committee and the full Board on December 13, 2000. The complete text of the new charter was attached as "Annex A" to the Company's Proxy Statement for its 2001 Annual Meeting, which was filed with the Securities and Exchange Commission on April 24, 2001.

       In overseeing the preparation of the Company's financial statements, the Audit Committee met with both management and the Company's independent auditors to review and discuss the financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the independent auditors. The Committee's review included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

       With respect to the Company's independent auditors, the Audit Committee, among other things, discussed with PricewaterhouseCoopers matters relating to its independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

       Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

                                                   Audit Committee
                                                           John R. Festa
                                                           Terje Mikalsen

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       During 2000 and 2001, the Company entered into loan agreements with Venturos AS, a shareholder controlled by Mr. Terje Mikalsen, a member of the Company's Board of Directors, and with Glastad Holding, Ltd., another of the Company's shareholders (the "Lenders"). Under these agreements the Company has borrowed a total of $10,364,931 for a term of four years. The terms of the loans call for the Company to pay interest at the rate of prime plus 1%. Principal payments begin January 2003 and are to be paid in quarterly installments through 2005. In the event that the Company successfully completes a private placement or public offering of common stock raising funds greater than $2,000,000, then the Lenders automatically will convert $6,831,257 of the loans and have the option to convert the $2,831,444 remaining balance of the loans into shares of common stock at 75% of the private placement or public offering price. The remaining balance of $642,230 is non-convertible. The Company currently expects the Lenders to agree to convert the automatic and optionally convertible principal and interest outstanding pursuant to these Notes into equity at a rate equal to 75% of the fair market value of the Common Stock as listed on the Oslo Stock Exchange at the time of such conversion. The Company can offer no assurance that it will complete the proposed debt conversion at all, or on the terms described herein.

       During 2001, we entered into loan agreements with Venturos AS, under which we borrowed a total of $2,375,000 to fund operations. The terms of the loans call for us to pay interest at the rate of prime plus 1%. $1,775,000 has been repaid subsequent to year-end. The remaining principal and interest is due in full January 2003.

                             STOCK PRICE PERFORMANCE

       Set forth below is a line graph indicating the stock price performance of the Company's common stock for the period beginning June 23, 1998, (when the Company's common stock became registered under Section 12 of the Securities and Exchange Act of 1934, as amended) through December 31, 2001, against the cumulative shareholder return during each period achieved by the Oslo Stock Exchange's Information Technology Index and Software Services Index. The graph assumes that $1.00 was invested at the beginning of the period and has been adjusted for any dividends distributed after June 23, 1998. No cash dividends have been paid by the Company during this period

                                 MediaBin, Inc.
                             Stock Performance Chart

                                 Jun-98   Sep-98   Dec-98   Mar-99   Jun-99   Sep-99   Dec-99
   OSE Information Technology     1.00     0.63     0.71     0.73     0.77     0.80      1.14
   OSE Software & Services        1.00     0.68     0.73     0.81     0.90     0.93      1.64
   MediaBin                       1.00     0.28     0.18     0.29     0.28     0.21      0.29

   OSE Information Technology    Mar-00   Jun-00   Sep-00   Dec-00   Mar-01   Jun-01  Sep-01  Dec-01
   OSE Software & Services        1.47      1.09    1.08      0.78    0.71     0.49    0.28    0.43
   MediaBin                       1.84      1.48    1.79      1.13    1.06     0.89    0.59    0.83
                                  0.72      0.66    0.76      0.41    0.42     0.26    0.17    0.12

Pursuant to Securities and Exchange Commission Regulations, this performance graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

                              SHAREHOLDER PROPOSALS

       Proposals of shareholders that are intended to be presented at the Company's 2003 Annual Meeting of Shareholders must be received by the Company no later than January 31, 2003, in order to be included in the proxy statement and proxy relating to that Annual Meeting. Shareholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations.

       In order for a shareholder to bring any business or nominations before the Annual Meeting of Shareholders, certain conditions set forth in Sections
2.13 and 3.8 of the Company's Bylaws must be complied with, including, but not limited to, delivery of timely notice to the Company, which generally requires that proposals must be received by the Company within ten days following mailing of this notice of Annual Meeting of Shareholders.

                                  OTHER MATTERS

       The Board of Directors does not know of any matters which may come before the Company's shareholders at the Annual meeting other than those mentioned in the Notice of Annual meeting of Shareholders and referred to in this Proxy Statement. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    /s/ David P. Moran
                                    ------------------------------
                                    David P. Moran
                                    President and Chief Executive Officer

                                    May 31, 2002

                                                                  MediaBin, Inc.

        ------  Please mark your
          X     votes as in this
        ------  example.

                                      FOR all
                                      nominees       WITHHOLD
                                     listed at      AUTHORITY
                                       right         to vote
                                     (except as      for all
                                     marked to      nominees
                                     the contrary   listed at
                                     at right)        right
                                        [_]            [_]      Nominees:
                                                                John C. Bacon          THIS PROXY WHEN PROPERLY EXECUTED
1. ELECTION                                                     Erik Engebretsen     WILL BE VOTED IN THE MANNER DIRECTED
   OF DIRECTORS:                                                John R. Festa        HEREIN BY THE UNDERSIGNED SHAREKHOLDERS.
                                                                Terje Mikalsen       IF NO DIRECTION IS MADE, THIS PROXY WILL
   To elect the eight nominees                                  David P. Moran       BE VOTED FOR ELECTION OF ALL EIGHT
   listed at right for Director                                 Arild Nilsen         NOMINEES LISTED UNDER "ELECTION OF
   for a term of one year.                                      Asmund R. Slagedal   DIRECTORS," FOR THE AMENDMENT TO THE
                                                                Steven Yung          2001 STOCK OPTION PLAN, AND FOR
(INSTRUCTION: To withhold                                                            RATIFICATION OF THE SELECTION OF
authority to vote for any                                                            ACCOUNTANTS.
individual nominee, strike a line
through the nominee's name in the
list at right.)



                                        FOR          AGAINST        ABSTAIN
2. AMENDMENT TO THE 2001 STOCK          [_]            [_]            [_]              PLEASE DATE, SIGN, AND RETURN THIS
   OPTION PLAN:                                                                      PROXY PROMPTLY USING THE ENCLOSED
                                                                                     ENVELOPE.
   To increase the number of
   shares of Common Stock                                                              Receipt of the Notice of Annual
   reserved for issuance under                                                       Meeting and of the Proxy Statement and
   the 2001 Option Plan by                                                           Annual Report of the Company accompanying
   2,000,000 shares.                                                                 the same is hereby acknowledged.

                                        FOR          AGAINST        ABSTAIN
3. SELECTION OF ACCOUNTANTS:            [_]            [_]            [_]

   To ratify the appointment of
   PricewaterhouseCoopers LLP as the
   Company's independent auditors
   for the fiscal year ended December
   31, 2002.

                                                                                     No. of Shares Owned ____________________

Signature of Shareholder __________________________________________  Print Name ________________  Date   __________________________,
2002

NOTE:  Your signature should appear the same as your name appears herein. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer.

                            [LOGO MEDIABIN, INC.](TM)



                                 MediaBin, Inc.

                                      PROXY

   Please sign and return this Proxy even if you plan to attend the meeting.

          This Proxy is solicited on behalf of the Board of Directors.

         The undersigned, a shareholder of MediaBin, Inc. (the "Company"), who holds the shares set out beside his or her name, does hereby appoint David P. Moran, Haines H. Hargrett, and Asmund R. Sl0gedal as proxies, or any of them, to vote all of the shares held of record by the undersigned at a meeting of the Company's shareholders held on June 14, 2002, at 10:00 a.m. local time, in the fourth floor conference room at Rusel0kkvn. 26, Oslo, Norway, and at any adjournment thereof with respect to all matters that properly come before the meeting.

This Proxy may be revoked by attending the meeting and retrieving it. If no direction is given, the shares represented by this Proxy will be voted in favor of the recommendations of the Board of Directors.

            (Continued and to be dated and signed on the other side.)